UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.02 Results of Operations and Financial Condition.
On February 14, 2012, Avon Products, Inc. (the "Company") issued a press release announcing its results of operations for the fourth quarter and full year 2011. The press release included the Company’s consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows, and supplemental schedules, for the three-month and twelve-month periods ended December 31, 2011. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.06 Material Impairments.
The press release discloses that the Company has recorded in the fourth quarter of 2011 a non-cash impairment charge of $263 million ($166 million after tax), or $0.38 per diluted share, for goodwill and an indefinite-lived intangible asset related to Silpada Designs, Inc. ("Silpada"). During the year-end 2011 close process, the Company completed its annual goodwill and indefinite-lived intangible assets impairment assessments and subsequently determined that the goodwill and intangible asset associated with Silpada were impaired.
Following weaker than expected performance, in the fourth quarter the Company lowered its revenue and earnings projections for Silpada largely due to the rise in silver prices since the acquisition and the negative impact of pricing on revenues and margins.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 Press Release of Avon Products, Inc. dated February 14, 2012

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Stephen Ibbotson
Name: Stephen Ibbotson
Title: Group Vice President and Corporate Controller

Date: February 14, 2012

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Avon Products, Inc. dated February 14, 2012